Exhibit 15

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing amendment to the statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated: September 11, 2012

MACANDREWS & FORBES HOLDINGS INC.

By:	/s/ Steven L. Fasman
Name:	Steven L. Fasman
Title:	Executive Vice President - Law

SGMS ACQUISITION CORPORATION

By:	/s/ Steven L. Fasman
Name:	Steven L. Fasman
Title:	Executive Vice President - Law

RLX HOLDINGS TWO LLC

By:	/s/ Steven L. Fasman
Name:	Steven L. Fasman
Title:	Executive Vice President - Law

SGMS ACQUISITION TWO CORPORATION

By:	/s/ Steven L. Fasman
Name:	Steven L. Fasman
Title:	Executive Vice President - Law